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EXHIBIT 10.31

                                     FORM OF
                                   ALLONGE TO
                         10% SERIES A CONVERTIBLE NOTES


         This Allonge (the "Allonge"), dated as of March 5, 2007, attached to and forming a part of certain 10% Series A Convertible Promissory Notes, dated in November and December, 2005 (collectively, the "Note"), made by AETHLON MEDICAL, INC., a Nevada corporation (the "Company"), payable to the order of the Ellen R. Weiner Family Revocable Trust (the "Holder"), in the total principal amount of $760,000.

         1. Paragraph 1, "Interest," is hereby amended and restated in its entirety as follows:

         1.       INTEREST

                  1.1 This Note shall bear interest ("Interest") equal to ten percent (10%) per annum on the unpaid principal balance, computed on a three hundred sixty (360)-day year, during the term of the Note. Interest will accrue on each Advance commencing on the date of the Advance, as set forth on Exhibit A to this Note. The Company shall pay all accrued Interest after the date of the Allonge on a quarterly basis on the first day of April, July, October and on the Maturity Date. In no event shall the rate of Interest payable on this Note exceed the maximum rate of Interest permitted to be charged under applicable law.

                  1.2 Within five (5) business days of the execution date of this Allonge, the Company will pay accrued Interest through February 15, 2007. The Company will pay the Interest in units (the "Units") at the rate of $.20 per Unit (the "Interest Payment Rate"). Each Unit is composed of one share of the Company's Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant"). The Company will pay the accrued Interest through February 15, 2007 by issuing 527,577 Units and will pay all accrued Interest thereafter in Units at the Interest Payment Rate. Each Class A Warrant will be exercisable to purchase one share of Common Stock at a price of $.20 per share (the Exercise Price"). If the Holder exercises Class A Warrants on or before July 3, 2008, the Company will issue the Holder one Class B Common Stock Purchase Warrant (the "Class B Warrant") for every two Class A Warrants exercised. Each Class B Warrant will be exercisable to purchase one share of Common Stock at a price equal to the greater of $.20 per share or seventy-five percent (75%) of the average of the closing bid prices of the Common Stock for the five (5) trading days immediately preceding the date of the notice of conversion. The forms of the Class A Warrant and Class B Warrant are set forth as Exhibits B and C, respectively. The Class A Warrants and Class B Warrants are referred to as the "Warrants."

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                  1.3 All Interest payable under the Note after the date of the
                  Allonge will, at the option of the Holder, be payable in cash or Units, valued at the Interest Payment Rate, as such term is defined in this Note. The Company will pay any Interest that cannot be paid in full Units in cash.

                  1.4 Paragraph 3 of the Note is hereby amended and restated in its entirety as follows:

                  3. PRE-PAYMENTS AND MATURITY DATE. This Note shall be due and payable in full, including all accrued Interest thereon, on January 3, 2008 (the "Maturity Date"). At any time prior to the Maturity Date, the Company shall have the right to prepay this Note, in whole or in part, without penalty, on ten (10) days' advance written notice to the Holder, subject to the right of the Holder to convert in advance of such prepayment date and provided that on such prepayment date the Company will pay in respect of the redeemed Note cash equal to the face amount plus accrued Interest on the Note (or portion) redeemed. If the Company plans to pay the Note in full on or after the Maturity Date, it will give the Holder the opportunity to convert at the Conversion Price for a period of ten (10) days after delivery of written notice of the payment to the Holder. The Company may prepay this Note at anytime after issuance without penalty.

                  1.5 Paragraph 5.1 of the Note is hereby amended and restated in its entirety as follows:

                  5.1 CONVERSION OF NOTE/CONVERSION PRICE. This Note is convertible, at the option of the Holder, into Units at any time after the Issue Date prior to the close of business on the Business Day preceding the Maturity Date at the rate of $.20 per Unit (the "Conversion Price"), subject to adjustment as hereinafter provided. Each Unit is composed of one share of Common Stock and one Class A Warrant. Each Class A Warrant is exercisable to purchase one share of Common Stock at the Exercise Price. If the Holder exercises Class A Warrants on or before July 3, 2008, the Company will issue the Holder one Class B Warrant for every two Class A Warrants exercised. The Common Stock comprising the Units shall be deemed to have a value of $0.199 per share and the Class A Warrant and Class B Warrant shall each be deemed to have a value of $0.001. No fractional shares will be issued. In lieu thereof, the Company will pay cash for fractional share amounts equal to the fair market value of the Common Stock as quoted as the closing bid price of the Common Stock on the date of conversion.

                  1.6 Paragraphs 11.1.2 and 11.1.3 are amended and restated in their entirety as follows:


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                  11.1.2 Failure of the Company to pay Interest when due
                  hereunder; or

                  11.1.3 Except for Events of Default set forth in Paragraphs
                  11.1.1 and 11.1.2, failure of the Company to perform any of the covenants, conditions, provisions or agreements contained herein, or in any other agreement between the Company and Holder, which failure continues for a period of thirty (30) days after notice of default has been given to the Company by the Holders of not less than twenty-five percent (25%) of the principal amount of the Notes then outstanding; provided, however, that if the nature of the Company's obligation is such that more than thirty (30) days are required for performance, then an Event of Default shall not occur if the Company commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion; or

         2. Paragraph 26, "Covenants of the Company," is hereby added as follows:

                  26. COVENANTS OF THE COMPANY. The Company covenants to perform the following:

                  26.1 The Company does not have a sufficient number of authorized shares of its Common Stock to make all of the share issuances pursuant to the Note, the Warrants and this Allonge. The Company will use its best efforts to obtain shareholder approval to increase the number of authorized shares by an amount sufficient to satisfy the requirements of the Note, the Warrants and this Allonge, but not less than five (5) million shares, at its annual meeting of shareholders, which meeting will be held no later than March 31, 2007. The Company will reserve such number of shares of Common Stock as are required for issuance under the Notes, the Warrants and this Allonge;

                  26.2 The Class A Warrants will have a term expiring on January 2, 2011 and the Class B Warrants will have a term of three years from their respective dates of issuance. All Warrants will be assignable by their holders;

                  26.3 The Company will amend its Registration Statement No. 333-130915 and/or file a new registration statement with the SEC on or before March 31, 2007 to cover the shares of Common Stock that may be issued under the Notes, the Warrants and this Allonge, but not fewer than 20,000,000 shares. The Company will use its best efforts to have such amendment or new Registration Statement declared effective promptly and will cause such registration statement to remain effective while the Notes and Warrants are outstanding;

                  26.4 The Company will collaborate with the Holder to expand its Board of Directors by appointing or electing one additional director who has background in life sciences that the Holder may designate after the date of this Allonge. Such additional director will remain on the Board while the


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                  Notes are outstanding. If the Holder elects not to designate such a person for appointment or election to the Board, the Holder will be entitled to an observer at the Board meetings, which observer shall be included in all meetings of the Board;

                  26.5 The Company will hold Board of Directors meetings, whether formal or informal, at least once per month; and

                  26.6 The Company will give written notice to the Holder within three (3) Business Days of the Company's receipt of any proposed financing and disclose its terms and conditions. The Company will consult with Holder respecting the proposed financing before it concludes such financing.

                  26.7 The Company grants the Holder the right, for a period of seven (7) Business Days after the Company gives written notice to the Holder, to purchase any of the Company's securities at the same price and on the same terms and conditions at any time that the Company proposes to sell to a third party in A BONA FIDE transaction or a series of transactions in an amount up to

                           (i) all of the securities proposed to be sold if the
                  Company proposes to sell its Common Stock at a price of $0.20 per share or less; and

                           (ii) the principal amount of the Note converted and
                  total purchase price of the Common Stock for the Warrants exercised if the Company proposes to sell its Common Stock at a price above $0.20 per share.

                  This right of first refusal in favor of the Holder will apply to all securities of the Company convertible into Common Stock and will expire upon the later of the payment of the Notes in full or exercise of all of the Warrants. This right of first refusal shall not apply to securities issuable under the Fusion funding facility; and

                  26.8 The Company will execute such other documents as may be necessary or appropriate to carry out the provisions of the Notes, the Warrants and this Allonge. The Company will bear all reasonable costs associated with the preparation and implementation of this Allonge.

                  2.1 The following definitions in Paragraph 24, "Definitions," are hereby amended and restated as follows:

                  "Maturity Date" means January 3, 2008.

                  "Senior Indebtedness" means any Indebtedness of the Company, outstanding prior to the date of this Allonge, unless such Indebtedness is PARI PASSU with or contractually subordinate or junior in right of payment to the Notes, except Indebtedness to any Affiliate of the Company, which shall be junior and subordinate to the Notes.


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                  "Subordinated Indebtedness of the Company" means any
                  Indebtedness of the Company incurred after the date of this Allonge.

                  2.2 Paragraph 27, "Senior Subordinated Indebtedness" is hereby added as follows:

                  27. SENIOR SUBORDINATED INDEBTEDNESS.

                  27.1 This Note constitutes Senior Subordinated Indebtedness of the Company and is unsecured.

                  27.2 The Indebtedness evidenced by this Note and all of the Notes will be subordinated to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all existing Senior Indebtedness. The Notes will be senior to, in right of payment of principal of, premium, if any, and accrued and unpaid interest on, any Subordinated Indebtedness of the Company.

                  27.3 Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, all holders of Senior Indebtedness of the Company must be paid in full before any payment or distribution is made with respect to the Notes. The Company shall pay all principal and accrued and unpaid Interest on the Notes before it makes any payment or distribution to the holders of Subordinated Indebtedness.

                  2.3 In all other respects, the Note is confirmed, ratified, and approved and, as amended by this Allonge, shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company and Holder have caused this Allonge to be executed and delivered by their respective duly authorized officer and trustee on March 5, 2007, to be effective as of the date and year first above written.

                                          AETHLON MEDICAL, INC.


                                                /s/ James A. Joyce

                                                James A. Joyce
                                          Its:  Chairman and CEO

                                          Accepted and agreed to:
                                          Ellen R. Weiner Family Revocable Trust


                                          By:   /s/ Ellen R. Weiner
                                             -----------------------------------
                                                Ellen R. Weiner


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